UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2008

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2008, the Compensation and Pension Committee of the Board of Directors (the "Compensation Committee") granted long-term incentive award opportunities pursuant to the 2008-2010 Long-Term Incentive Plan (the "2008-2010 LTIP" or the "Plan").  The 2008-2010 LTIP is intended to reward the achievement of specific financial objectives over a three-year performance period.  Under the 2008-2010 LTIP, certain executives, including five of the Company's Named Executive Officers (which officers were determined by reference to the Company’s Proxy Statement dated March 24, 2008), are eligible to receive a cash award at the end of the three-year performance period based on the achievement of certain financial objectives.  The Compensation Committee has established Operating Income and Cash Cycle Days as the performance goals for the 2008 through 2010 performance period.  At the end of the three-year performance period, if there is no calculated payout based on the Operating Income and Cash Cycle Days attainment, an additional calculation comparing the Company’s Return on Invested Capital ("ROIC") with that of its peer companies over the same three-year period will be made.  If the Company’s ROIC meets or exceeds the median of the three-year average return on invested capital of the Company’s designated peer companies for 2010 which are included in the S&P Technology Index, then funding at the Minimum level will occur.

In the event of an executive’s death, disability or retirement ("disability" and "retirement," each as defined in the Plan) during the three-year performance period, a prorated portion of the actual attainment as of the end of the calendar year in which the death, disability or retirement occurs will be paid to the executive or his or her estate.  Except in the event of death, disability or retirement, the executive must be employed at the end of the three-year performance period to receive a payout, if any, under the Plan.

The Compensation Committee may exercise negative discretion in determining any payout to an executive under the 2008-2010 LTIP applying any factors that it deems appropriate in its sole discretion under the circumstances.

The Minimum, Target and Maximum award opportunities for each of the Named Executive Officers receiving an award are set forth in the following table:

Name	Minimum	Target	Maximum
Paul J. Curlander Chairman and Chief Executive Officer	$510,000	$1,700,000	$3,400,000
John W. Gamble, Jr. Executive Vice President and Chief Financial Officer	210,000	700,000	1,400,000
Paul A. Rooke Executive Vice President and Division President	285,000	950,000	1,900,000
Vincent J. Cole Vice President, General Counsel and Secretary	135,000	450,000	900,000
Martin S. Canning Vice President and Division President	180,000	600,000	1,200,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

March 28, 2008	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer